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                                   EXHIBIT 11

                 STATEMENT OF COMPUTATION OF EARNINGS PER SHARE



                                  Three months ended Sept 30, 1998             Three months ended Sept 30, 1997
                                -------------------------------------    -------------------------------------------
                                (In thousands, except per share data)        (In thousands, except per share data)

                                            Dilutive Effect                           Dilutive Effect
                                               of Options                               of Options
                                  Basic         Issued        Diluted        Basic        Issued            Diluted
                                --------    ---------------   --------      --------  ----------------    ----------
Net Income ...............      $ 94,661           --        $ 94,661      $ 78,488            --          $  78,488

Shares available to common
     shareholders ........       165,016        1,350         166,366       149,663         1,375            151,038
                                --------      -------        --------      --------        ------         ----------
Earnings per share .......      $   0.57                     $   0.57      $   0.53                       $     0.52
                                ========      =======        ========      ========        ======         ==========



                                  Nine months ended Sept 30, 1998             Nine  months ended Sept 30, 1997
                                -------------------------------------    -------------------------------------------
                                (In thousands, except per share data)        (In thousands, except per share data)

                                            Dilutive Effect                           Dilutive Effect
                                               of Options                               of Options
                                  Basic         Issued        Diluted        Basic        Issued            Diluted
                                --------    ---------------   --------      --------  ----------------    ----------
Net Income ...............      $270,605          --         $270,605      $224,755            --         $ 224,755

Shares available to common
     shareholders ........       161,548       1,501          163,049       148,564         1,319           149,883
                                --------      -------        --------      --------        ------         ---------

Earnings per share .......      $   1.68                     $   1.66      $   1.51                       $    1.50
                                ========      =======        ========      ========        ======         =========



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